                             STOCK OPTION AGREEMENT
                           SYNERGISTIC HOLDINGS CORP.

                  AGREEMENT made as of this ____ day of September, 1996 (the "Grant Date") between SYNERGISTIC HOLDINGS CORP. (the "Company"), a Delaware corporation, having a principal place of business at 405 Sixth Avenue, Des Moines, Iowa 50306 and SALVATORE CRIMI, an individual with an address at 50 Laser Court, Hauppauge, New York 11788 (the "Grantee").

                  WHEREAS, the Company desires to grant to the Grantee a Stock Option to purchase shares of its common stock, par value $.01 per share (the "Shares"), pursuant to the terms thereof;

                  NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

                  1. Grant of Option. The Company hereby grants to the Grantee the right and option to purchase all or any part of an aggregate of Five Hundred Thousand (500,000) Shares on the terms and conditions and subject to all the limitations set forth herein, provided, however, that in the event the Company does not have sufficient authorized but unissued Shares, the Grantee shall have the right and option to purchase such number of Series B Convertible Preferred Stock of the Company, par value $.01 per share, equal to the number of shares determined by dividing the number of Shares to be purchased hereunder by 2,059.106.

                  2. Purchase Price. The purchase price of the Shares covered by the Option shall be $1.50 per share (the "Option Price").

                  3. Exercise of Option. The Option granted hereby shall be exercisable May 30, 1997, if, and only if, the net income of the Company (before taxes) equals or exceeds $2.7 million for the year ended April 30, 1997.

                  4. Term of Option. The Option shall terminate three (3) years from the date of this Agreement, but shall be subject to earlier termination as provided herein.

                  5. Non-Assignability. The Option shall not be transferable by the Grantee otherwise than by will or by the laws of descent and distribution and shall be exercisable, during the Grantee's lifetime, only by the Grantee. The Option shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Option or of any rights granted hereunder contrary to the provisions of this Section 5, or the levy of any attachment or similar process upon the Option or such right, shall be null and void.

                  6. Exercise of Option and Issue of Shares. The Option may be exercised in whole or in part (to the extent that it is exercisable in accordance with its terms) by giving written notice to the Company, together with the tender of the Option Price. Such written notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised, shall contain any warranty required by
Section 7 below and shall otherwise comply with the terms and conditions of this Agreement. The Company shall pay all original issue taxes with respect to the issue of the Shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection herewith. Except as specifically set forth herein, the holder acknowledges that any income or other taxes due from him or her with respect to this Option or the Shares issuable pursuant to this Option shall be the responsibility of the holder. The holder of this Option shall have rights as a shareholder only with respect to any Shares covered by the Option after due exercise of the Option and tender of the full Option Price for the Shares being purchased pursuant to such exercise.

                  7. Purchase for Investment. Unless the offering and sale of the Shares to be issued upon the particular exercise of the Option shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended, or any successor legislation (the "Act"), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

                           (a) The person(s) who exercise the Option shall
warrant to the Company, at the time of such exercise, that such person(s) are acquiring such Shares for his or her own account, for investment and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing their option Shares issued pursuant to such exercise:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). Such shares may not be sold, transferred or otherwise disposed of unless they have first been registered under the Act or, unless, in the opinion of counsel satisfactory to the Company's counsel, such registration is not required."

                           (b) The Company shall have received an opinion of its
counsel that the Shares may be issued upon such particular exercise in compliance with the Act without registration thereunder. Without limiting the generality of the foregoing, the Company may delay issuance of the Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including without limitation state securities or "blue sky" laws).

                  8. Piggy-Back Registration Rights.

                           (a) If the Company shall determine at any time to
register any of its Common Stock or securities which are convertible into or exercisable for Common Stock (other than a registration relating solely to employee benefit plans, or a registration relating solely to an SEC Rule 145 transaction, or a registration on any registration form which does not permit secondary sales) the Company will: (i) promptly give to the Grantee written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws), and (ii) cause to be included in such registration and in any underwriting involved therein all of the unregistered securities ("Registerable Securities") specified in a written request or requests made by the Grantee within 20 days after receipt of such written notice from the Company ("Designated Piggy-Back Securities") provided, however, that the number of Registrable Securities so registered may be limited by the underwriter's cut-back provision set forth in the following Section 8(c), and to the extent that Designated Piggy-Back Securities are not registered pursuant to the underwriter's cutback provision set forth in the following Section 8(c) ("Cut-Back Securities"), the Grantee may exercise Piggy-Back rights with respect to Cut-Back Securities, pro rata with any other option holder or holder of Common Stock who has also been unable to register securities as a result of the underwriter's cut-back provision set forth in the following Section 8(c).

                  (b) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Grantee as part of the written notice given pursuant to Section 8(a). In such event, the right of the Grantee to registration pursuant to Section 8 shall be conditioned upon such Grantee's participation in such underwriting and the inclusion of such Grantee's Registrable Securities in the underwriting to the extent provided herein.

                  (c) If the Grantee proposes to distribute his securities through such underwriting he shall (together with the Company) enter into an underwriting agreement in customary form with the representative of the underwriter(s) selected for underwriting by the Company. Notwithstanding any other provision of this Section 8, the Company shall not be required to include in the registration the securities of the Grantee unless the Grantee accepts and agrees to the terms proposed by the underwriters selected by the Company, and then only in such quantity that will not, in the opinion of the underwriters and based on marketing factors identified by such underwriters, jeopardize the success of the offering by the Company. If the total number of Registrable Securities which the Grantee requests to be included in any offering exceeds the number of shares which the underwriters reasonably believe is compatible with the success of the offering, the Company shall only be required to include in the offering so many of the shares as the underwriters believe will not jeopardize the success of the offering. In such instance, the Registrable Securities of the option holders and holders of Common Stock to be included in the registration shall be allocated among all the option holders and holders of Common Stock in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such option holders and holders of Common Stock at the time of filing the registration statement. The number of shares proposed to be registered by the Company and the price therefor as proposed by the Company shall have priority in the above process and shall not be reduced until after all Registrable Securities of the Holders have been excluded from the proposed registration.

                           9. Notices. Any notices required or permitted by the
terms of this Agreement shall be given by registered or certified mail, return receipt requested, addressed as follows:

                  To the Company:              Synergistic Holdings Corp.
                                               405 6th Avenue
                                               Des Moines, Iowa  50306

                                               Attention:  Thomas M. Swartwood

                  To the Grantee:              Salvatore Crimi
                                               c/o Salex Holding Corporation
                                               50 Laser Court
                                               Hauppauge, New York 11788

or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given when mailed in accordance with the foregoing provisions. Either party hereto may change the address of which notices shall be given by providing the other party hereto with written notice of such change.

                  10. Governing Law. This Agreement shall be construed and enforced in accordance with the law of the State of New York (applicable to contracts to be performed wholly within such state).

                  11. Benefit of Agreement. This Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by Thomas M. Swartwood, its duly authorized officer, and the Grantee has hereunto set his hand, all as of the day and year first above written.

                                            SYNERGISTIC HOLDINGS CORP.

                                            /s/ Thomas M. Swartwood
                                            --------------------------------
                                            Thomas M. Swartwood, President

                                            /s/ Salvatore Crimi
                                            --------------------------------
                                            Salvatore Crimi, Grantee